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                         EXHIBIT 25-B


                     Securities Act of 1933 File No. _________
                     (If application to determine eligibility of
                     trustee for delayed offering  pursuant to
                     Section 305 (b) (2))
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                       ________________
                           FORM T-1

 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
     OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                      PURSUANT TO SECTION
                      305(b)(2)__________
                      ___________________

                   THE CHASE MANHATTAN BANK
                    (National Association)
      (Exact name of trustee as specified in its charter)

                           13-2633612
           (I.R.S. Employer Identification Number)

          1 Chase Manhattan Plaza, New York, New York
           (Address of  principal executive offices)

                             10081
                          (Zip Code)
                       ________________


                   SOUTHERN UNION COMPANY
     (Exact  name of obligor as specified in its charter)

                           DELAWARE
(State or other jurisdiction of incorporation or organization)

                          75-0571592
             (I.R.S. Employer Identification No.)

                504 Lavaca Street, Suite 800
                         Austin, Texas
           (Address of principal executive offices)

                             78701
                          (Zip Code)
              __________________________________
                    Senior Debt Securities
              (Title of the indenture securities)
_________________________________________________________________


Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency, Washington, D.C.

                 Board of Governors of The Federal Reserve System,
                                  Washington, D. C.

         (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor. (See Note on Page 2.)

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this statement of eligibility.
          *1. -- A copy of the articles of association of the trustee as now in effect .(See Exhibit T-1 (Item
                 12) , Registration No. 33-55626.)
          *2. -- Copies of the respective authorizations of The
                 Chase Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
          *3. -- Copies of authorizations of the Chase Manhattan
                 Bank (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
          *4. -- A copy of the existing by-laws of the trustee.
                 (See Exhibit T-1 (Item 12(a)), Registration No.
                 33-28806.)
          *5. -- A copy of each indenture referred to in Item 4, if
                 the obligor is in default. (Not applicable).
          *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. See Exhibit T-1, (Item 12), Registration No. 22 -19019.)
           7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

___________________

     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.




                               NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                           SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 4th day of May, 1995.




                             THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)

                             By Timothy E. Burke
                                ___________________
                                Second Vice President




                             Exhibit 7
                             ---------
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the
                   THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on December 31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code,
Section 161.

Charter Number 2370

Comptroller of the Currency Northeastern District
Statement of Resources and Liabilities

                                                   Thousands
                     ASSETS                       of Dollars

Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and
      coin...................................... $  4,517,179
    Interest-bearing bearing...............         7,001,642
Held to maturity securities.....................    1,593,325
Available-for-sale securities...................    4,669,255
Federal funds sold and securities purchased under
  agreement to resell in domestic offices of
  the bank and of its Edge and Agreement
  subsidiaries, and in IBFs:
    Federal funds sold..........................    3,651,850
    Securities purchased under
      agreements to resell......................            0
Loans and lease financing receivable:
    Loans and leases, net
     of unearned income........... $ 50,879,818
    LESS: Allowance for
     loan and lease losses........    1,073,196
    LESS: Allocated transfer
     risk reserve.................            0

                                   ------------
    Loans and leases, net of unearned income,
      allowance, and reserve...................    49,806,622
Assets held in trading accounts................    13,112,807
Premises and fixed assets (including
  capitalized leases)..........................     1,758,500
Other real estate owned........................       480,982
Investments in unconsolidated subsidiaries
  and associated companies.....................        55,722
Customers' liability to this bank on acceptances
  outstanding .................................       611,839
Intangible assets..............................       787,948
Other assets...................................     6,145,452

                                                -------------
TOTAL ASSETS................................... $  94,193,123
                                                =============

                          LIABILITIES

Deposits:
     In domestic offices....................... $  29,536,028
        Noninterest-bearing....... $ 11,648,377
        Interest-bearing..........   17,887,651
                                   ------------
     In foreign offices, Edge and Agreement
        subsidiaries, and IBFs.................    36,020,612
        Noninterest-bearing....... $  2,320,293
        Interest-bearing..........   33,700,319
                                   ------------
Federal funds purchased and securities sold
     under agreements to repurchase in domestic
     offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:
        Federal funds purchased................     1,014,936
        Securities sold under agreements
          to repurchase........................       678,033
Demand notes issued to the U.S. Treasury.......       300,000
Trading liabilities............................     8,066,477
Other borrowed money:
     With original maturity of one year
        or less................................     2,940,252
     With original maturity of more than
        one year...............................       427,525
Mortgage indebtedness and obligations
     under capitalized leases..................        40,550
Bank's liability on acceptances executed
     and outstanding...........................       616,531
Subordinated notes and debentures..............     2,360,000
Other liabilities..............................     5,195,890
                                                -------------
TOTAL LIABILITIES..............................    87,196,834
                                                -------------
Limited-life preferred stock and
     related surplus...........................             0

                        EQUITY CAPITAL

Perpetual preferred stock and
     related surplus...........................             0
Common stock...................................       915,576
Surplus........................................     4,656,010
Undivided profits and capital reserves.........     1,478,713
Net unrealized holding gains (losses) on
     available-for-sale securities.............       (64,959)
Cumulative foreign currency translation
     adjustments...............................        10,949
                                                -------------
TOTAL EQUITY CAPITAL...........................     6,996,289
                                                -------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK, AND EQUITY CAPITAL................. $  94,193,123
                                                =============





I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                              (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Richard J. Boyle            Directors
(Signed) Donald H. Trautlein